Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES FULL YEAR 2023 RESULTS

Declared dividend of $0.31 per share

Fourth Quarter 2023 Highlights

•
Deposit growth of $77 million (up 4% annualized), including $128 million for core customer deposits excluding brokered (up 8% annualized)
•
Loan growth of $43 million (up 3% annualized), including $63 million for commercial loan (up 6% annualized)
•
Expenses declined $0.2 million (down 2% annualized) from third quarter 2023
•
Non-performing assets decreased $4 million (or 10%) from prior quarter and six basis points to 0.41% of total assets
•
Equity up $56 million or $1.57 per share (both up 24% annualized) with tangible equity up $57 million or $1.60 per share (both up 37% annualized) to $18.69 per share and tangible equity ratio up to 8.03%

Full Year 2023 Highlights

•
Completed sale of insurance agency at a significant gain that strengthened capital without diluting future earnings
•
Deposit growth of $236 million (up 3%), including $38 million for core customer deposits excluding brokered (up 1%)
•
Loan growth of $279 million (up 4%) including $179 million for commercial loans (up 4%)
•
Equity up $88 million or $2.37 per share (both up 10%) with tangible equity up $117 million or $3.22 per share (both up 21%) and tangible equity ratio up 1.25%
•
Launched new digital banking platform to improve clients’ banking experience in October

DEFIANCE, OHIO (January 23, 2024) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2023 fourth quarter and full year results. Net income for the fourth quarter of 2023 was $20.1 million, or $0.56 per diluted common share, compared to $25.3 million, or $0.71 per diluted common share, for the fourth quarter of 2022. Net income for 2023 was $111.3 million, or $3.11 per diluted common share, compared to $102.2 million, or $2.85 per diluted common share, for 2022. Full year 2023 results include the impact of the disposition of the Company’s insurance agency, First Insurance Group (“FIG”), for a net gain on sale after transaction costs of $32.6 million pre-tax or $0.67 per diluted share after-tax. Excluding the impact of this transaction, 2023 earnings would be $2.44 per diluted share.

“In the fourth quarter, we saw a continuation of performance improvement on many topics outlined in our third quarter release,” said Gary Small, President and CEO of Premier. “Positive elements include purposefully moderate loan growth, excellent deposit growth, strong wealth management revenue growth, deliberate cost containment, and a decline in non-performing assets. Total loans grew 4.3% in 2023 with full year commercial loan growth totaling 4.2%. We remain focused on servicing existing clients and are well positioned to expand our new business outreach efforts in the upcoming year. We are pleased with our trend in customer deposit gathering over the past two quarters that delivered growth of $220 million, or 6.7% annualized growth. Over the same period, non-interest bearing deposit balances stabilized with annualized growth of 2.3%.”

“Net interest margin management continues to remain our top financial priority,” Small continued. “While we reduced our dependency on wholesale funds by $109 million during the fourth quarter, the impact of continued deposit mix migration and persistent high yield alternatives in the market are reflected in our higher cost of funds for the quarter. I will also note the fourth quarter mortgage banking income was affected by the downward movement in 10 year Treasury yields during the quarter, triggering unfavorable valuation marks on the mortgage servicing rights asset and hedges on the in-process mortgage construction book. Credit metrics remained steady with non-performing asset levels slightly lower for the quarter. Consumer and residential mortgage delinquencies were up but well in check versus historical performance.”

“As we enter 2024, we anticipate continued moderate earning assets growth and a relentless focus on deposit growth resulting in low-to-moderate year-over-year net interest income growth,” added Small. “Strong expense management and solid credit performance round out the story.”

Quarterly results

Capital, deposits and liquidity

Regulatory ratios all improved during the fourth quarter of 2023, including CET1 of 11.70%, Tier 1 of 12.20% and Total Capital of 14.04%. All of these ratios also exceed well-capitalized guidelines pro forma for including accumulated other comprehensive income (“AOCI”), including CET1 of 9.53%, Tier 1 of 10.02% and Total Capital of 11.87%.

Total deposits increased 4.4% annualized, or $77.4 million, during the fourth quarter of 2023, due to a $127.6 million increase in customer deposits (up 7.7% annualized), offset partly by a decrease of $50.2 million in brokered deposits. Total average interest-bearing deposit costs increased 29 basis points to 2.83% for the fourth quarter of 2023. This increase was primarily due to new customer acquisitions and the migration of customers from non-interest bearing deposits into interest-bearing deposits, including higher cost time deposits, as customers continue to seek better yields. Total average customer deposit costs including non-interest and excluding brokered deposits and acquisition marks were 2.09% during the month of December, representing a cumulative beta of 37%

compared to the change in the monthly average effective Federal Funds rate that increased 525 basis points to 5.33% since December 2021, as reported by the Federal Reserve Economic Data.

At December 31, 2023, uninsured deposits were 33.1% of total deposits, or 18.9% adjusting for collateralized deposits, other insured deposits and internal company accounts. Total quantifiable liquidity sources totaled $2.97 billion, or 218.3% of adjusted uninsured deposits.

Net interest income and margin

Net interest income of $52.6 million on a tax equivalent (“TE”) basis in the fourth quarter of 2023 was down 3.2% from $54.3 million in the third quarter of 2023 and down 16.2% from $62.8 million in the fourth quarter of 2022. The TE net interest margin of 2.65% in the fourth quarter of 2023 decreased eight basis points from 2.73% in the third quarter of 2023 and 63 basis points from 3.28% in the fourth quarter of 2022. Results for all periods include the impact of the Paycheck Protection Program (“PPP”) as well as acquisition marks and related accretion. Fourth quarter 2023 includes $108 thousand of accretion in interest income, $144 thousand of accretion in interest expense, and $5 thousand of interest income on average balances of $495 thousand for PPP.

Excluding the impact of acquisition marks accretion and PPP loans, core net interest income was $52.3 million, down 3.1% from $54.0 million in the third quarter of 2023 and down 15.9% from $62.2 million in the fourth quarter of 2022. Additionally, the core net interest margin was 2.64% for the fourth quarter of 2023, down seven basis points from 2.71% for the third quarter of 2023 and 61 basis points from 3.25% for the fourth quarter of 2022. These results are positively impacted by the combination of loan growth and higher loan yields, which were 5.21% for the fourth quarter of 2023 compared to 5.12% in the third quarter of 2023 and 4.54% in the fourth quarter of 2022. Excluding the impact of PPP, balance sheet hedges and acquisition marks accretion, loan yields were 5.24% in December 2023, up 149 basis points since December 2021, which represents a cumulative beta of 28% compared to the change in the monthly average effective Federal Funds rate for the same period.

Total earning asset yields in the fourth quarter of 2023 were 4.86%, up nine basis points from the third quarter of 2023 and up 63 basis points from the fourth quarter of 2022. The increases are largely due to loan growth and higher average yields for loans and securities. Excluding the impact of PPP, balance sheet hedges and acquisition marks accretion, earning asset yields were 4.91% in December 2023, up 157 basis points since December 2021, which represents a cumulative beta of 30% compared to the change in the monthly average effective Federal Funds rate for the same period. The cost of funds in the fourth quarter of 2023 was 2.35%, up 18 basis points from the third quarter of 2023 and up 135 basis points from the fourth quarter of 2022. The increases are largely due to the higher average deposit costs discussed above. Excluding the impact of balance sheet hedges and acquisition marks accretion, cost of funds were 2.40% in December 2023 for an increase of 219 basis points since December 2021, which represents a cumulative beta of 42% compared to the change in the monthly average effective Federal Funds rate for the same period.

“The decline in net interest margin experienced during the fourth quarter in part reflected the impact of expanded ‘new money’ deposit attraction promotions introduced in select markets across the network,” said Small. “The programs are short in duration and designed as a household gathering catalyst for these specific locations. The successful effort contributed to the 7.7% annualized customer deposit growth achieved during the quarter.”

Non-interest income

Total non-interest income in the fourth quarter of 2023 of $11.8 million was down 11% from $13.3 million in the third quarter of 2023, but up 10.7% from $10.7 million in the fourth quarter of 2022, excluding insurance commissions, primarily due to fluctuations in mortgage banking and gains/losses on securities. Mortgage banking income decreased $2.5 million on a linked quarter basis but increased $1.1 million year-over-year, primarily as a result of fluctuations in gain margins.

Security gains were $675 thousand in the fourth quarter of 2023, compared to gains of $256 thousand in the third quarter of 2023 and $1.2 million in the fourth quarter of 2022, primarily due to valuation changes on equity securities. Service fees in the fourth quarter of 2023 were $6.8 million, a 2.7% decrease from $6.9 million in the third quarter of 2023, but a 1.9% increase from $6.6 million in the fourth quarter of 2022. This change was primarily due to fluctuations in loan fees, including commercial customer swap activity. Due to the insurance agency sale in the second quarter of 2023, there were no insurance commissions in the fourth quarter of 2023, compared to $3.6 million in the fourth quarter of 2022. Wealth management income of $1.8 million in the fourth quarter of 2023 was 18.7% higher than $1.5 million in the third quarter of 2023 and 13.2% higher than $1.6 million in the fourth quarter of 2022. BOLI income of $1.5 million in the fourth quarter of 2023 included $453 thousand of claim gains, compared to $1.0 million in each of the third quarter of 2023 and fourth quarter of 2022, neither of which included any claim gains.

Non-interest expenses

Non-interest expenses in the fourth quarter of 2023 were $37.9 million, a 0.4% decrease from $38.1 million in the third quarter of 2023, and an 11.9% decrease from $43.0 million in the fourth quarter of 2022. Compensation and benefits were $21.0 million in the fourth quarter of 2023, compared to $21.8 million in the third quarter of 2023 and $25.0 million in the fourth quarter of 2022. The linked quarter decrease was primarily due to cost saving initiatives that began during the second quarter of 2023. The year-over-year decrease was primarily due to the insurance agency sale, partially offset by costs related to higher staffing levels for our 2022 growth initiatives and higher base compensation, including 2022 mid-year adjustments and 2023 annual adjustments. Data processing costs were $4.7 million in the fourth quarter of 2023, compared to $4.0 million in the third quarter of 2023 and $3.9 million in the fourth quarter of 2022, with the increases primarily due to the new digital platform launched in October 2023. All other non-interest expenses increased only a net $23 thousand on a linked quarter basis and decreased a net $1.9 million on a year-over-year basis due to the insurance agency sale and cost saving initiatives. The efficiency ratio for the fourth quarter of 2023 was 59.5% compared to 56.5% in the third quarter of 2023 and 56.8% in the fourth quarter of 2022.

“Expense containment remains a high priority for us as we continue to manage the net interest margin challenges,” said Paul Nungester, CFO of Premier. “The successful implementation of cost saving initiatives enabled us to reduce our ratio of expenses to average assets to 1.76% for the last two quarters of 2023, representing a 30 basis point improvement from the fourth quarter of 2022.”

Credit quality

Non-performing assets totaled $35.7 million, or 0.41% of assets, at December 31, 2023, a decrease from $39.9 million at September 30, 2023, but an increase from $34.4 million at December 31, 2022. Loan delinquencies increased to $20.9 million, or 0.30% of loans, at December 31, 2023, from $17.2 million at September 30, 2023, and from $18.3 million at December 31, 2022. Classified loans totaled $69.7 million, or 0.99% of loans, as of December 31, 2023, an increase from $63.5 million at September 30, 2023, and from $43.8 million at December 31, 2022.

The 2023 fourth quarter results include net charge-offs of $2.1 million and a total provision expense of $1.8 million, compared with net loan charge-offs of $830 thousand and a total provision expense of $2.8 million for the same period in 2022. The allowance for credit losses as a percentage of total loans was 1.14% at December 31, 2023, compared with 1.14% at September 30, 2023, and 1.13% at December 31, 2022. The allowance for credit losses as a percentage of total loans excluding PPP and including unaccreted acquisition marks was 1.15% at December 31, 2023, compared with 1.17% at September 30, 2023, and December 31, 2022. The continued economic improvement following the 2020 pandemic-related downturn has resulted in a year-over-year decrease in the allowance percentages.

Full year results

For the year ended December 31, 2023, net income totaled $111.3 million, or $3.11 per diluted common share, compared to $102.2 million, or $2.85 per diluted common share for the year ended December 31, 2022. 2023 results include the impact of the insurance agency sale for a net gain on sale after transaction costs of $32.6 million pre-tax, or $0.67 per diluted share after-tax. Excluding the impact of this item, full year 2023 core net income was $87.1 million, or $2.44 per diluted share.

Net interest income of $217.4 million on a TE basis for 2023 was down 10.8% from $243.7 million for 2022. The TE net interest margin of 2.75% in 2023 decreased 62 basis points from 3.37% in 2022. Results for all periods include the impact of PPP as well as acquisition marks and related accretion. 2023 includes $583 thousand of accretion in interest income, $757 thousand of accretion in interest expense, and $20 thousand of interest income on average balances of $670 thousand for PPP. Excluding the impact of acquisition marks accretion and PPP loans, core net interest income was $216.0 million, down 9.0% from $237.3 million in 2022. Additionally, the core net interest margin was 2.73% for 2023, down 55 basis points from 3.28% for of 2022. These results are positively impacted by the combination of loan growth and higher loan yields, which were 4.96% for 2023 compared to 4.24% for 2022. The cost of funds in 2023 was 1.99%, up 148 basis points from 0.51% in 2022. The year-over-year increase is largely due to utilization of higher cost wholesale fundings in support of loan growth in excess of deposit growth during late 2022 and early 2023.

Excluding insurance commissions and the $36.3 million gain on the sale of the insurance agency, total non-interest income in 2023 of $45.7 million was down 0.5% from $45.9 million for 2022. Insurance commissions were $8.9 million in 2023, down from $16.2 million in 2022 due to the insurance agency sale on June 30, 2023. Mortgage banking income decreased $3.1 million year-over-year as a result of a $1.4 million decrease in gains primarily from lower production and margins, as well as a $69 thousand mortgage servicing rights (“MSR”) valuation loss in 2023 compared to a $2.0 million gain for 2022.

Security losses were $0.4 million in 2023, compared to a loss of $0.6 million, primarily due to decreased valuations on equity securities. The company also sold $24 million of available-for-sale (“AFS”) securities for a $37 thousand gain with average yields less than FHLB borrowing rates during 2023. Service fees in 2023 were $27.3 million, a 5.7% increase from $25.9 million in 2022, primarily due to fluctuations in loan fees including commercial customer swap activity and consumer activity for interchange and ATM/NSF charges. Wealth management income of $6.3 million in 2023 was up 8.5% from $5.8 million in 2022. Bank owned life insurance income of $5.0 million in 2023 increased from $3.9 million in 2022 with $0.9 million of claim gains in 2023 compared to none in 2022.

Excluding transaction costs for the insurance agency sale, non-interest expenses in 2023 were $159.6 million, down 3.0% from $164.5 million in 2022. Compensation and benefits were $92.6 million in 2023, compared to $97.4 million in 2022. The year-over-year decrease was primarily due to the insurance agency sale on June 30, 2023, and cost saving initiatives that began during the second quarter of 2023 partially offset by costs related to higher staffing levels from our 2022 growth initiatives and higher base compensation, including 2022 mid-year adjustments and 2023 annual adjustments. FDIC premiums increased $2.2 million on a year-over-year basis primarily due to higher rates and our 2022 growth initiatives. Data processing costs were $16.2 million in 2023, compared to $13.8 million in 2022 with the increase primarily due to year-over-year growth. All other non-interest expenses decreased a net $4.7 million on a year-over-year basis primarily due to cost saving initiatives. The efficiency ratio (excluding transaction costs and the insurance agency gain on sale) for 2023 of 58.6% worsened from 53.7% in 2022 due to lower revenues partly offset by cost saving initiatives that began during the second quarter of 2023.

Results for 2023 include net loan charge-offs of $4.0 million and a total provision expense of $5.2 million, compared with net loan charge-offs of $6.2 million and a total provision expense of $14.3 million for 2022. The provision expense for both years is primarily due to relative loan growth.

Total assets at $8.63 billion

Total assets at December 31, 2023, were $8.63 billion, compared to $8.56 billion at September 30, 2023, and $8.46 billion at December 31, 2022. Loans receivable were $6.74 billion at December 31, 2023, compared to $6.70 billion at September 30, 2023, and $6.46 billion at December 31, 2022. At December 31, 2023, loans receivable increased $278.8 million on a year-over-year basis, or 4.3%. Core commercial loans excluding PPP increased by $179.7 million from December 31, 2022, or 4.2%. Securities at December 31, 2023, were $0.95 billion, compared to $0.92 billion at September 30, 2023, and $1.05 billion at December 31, 2022. All securities are either AFS or trading and are reflected at fair value on the balance sheet. Also, at December 31, 2023, goodwill and other intangible assets totaled $307.8 million compared to $308.8 million at September 30, 2023, and $337.1 million at December 31, 2022, with the year-over-year decrease primarily due to the insurance agency sale.

Total non-brokered deposits at December 31, 2023, were $6.80 billion, compared with $6.67 billion at September 30, 2023, and $6.76 billion at December 31, 2022. At December 31, 2023, customer deposits increased $127.6 million on a linked quarter basis, or 7.7% annualized. Brokered deposits were $341.9 million at December 31, 2023, compared to $392.2 million at September 30, 2023 and $143.7 million at December 31, 2022.

Total stockholders’ equity was $975.6 million at December 31, 2023, compared to $919.6 million at September 30, 2023, and $887.7 million at December 31, 2022. The quarterly increase in stockholders’ equity was primarily due to an increase in AOCI, which included $37.7 million for a positive valuation adjustment on the AFS securities portfolio, plus net earnings after dividends. The year-over-year increase was primarily due to net earnings after dividends including the impact the insurance agency sale offset plus an increase in AOCI, which included $15.2 million for positive valuation adjustments on the AFS securities portfolio. At December 31, 2023, 1,199,634 common shares remained available for repurchase under the Company’s existing repurchase program.

“2023 was a successful year of strengthening capital amidst a challenging interest rate environment,” said Nungester. “Across-the-board we enhanced book equity, tangible equity and regulatory capital. Year-over-year ratio improvements include book equity/assets up 81 basis points to 11.31%, tangible equity/tangible assets up 125 basis points to 8.03% and total risk-based capital up 190 basis points to 14.04%.”

Dividend to be paid February 16

The Board of Directors declared a quarterly cash dividend of $0.31 per common share payable February 16, 2024, to shareholders of record at the close of business on February 9, 2024. The dividend represents an annual dividend of 5.2 percent based on the Premier common stock closing price on January 22, 2024. Premier has approximately 35,732,000 common shares outstanding.

Conference call

Premier will host a conference call at 10:00 a.m. ET on Wednesday, January 24, 2024, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-833-470-1428 and using access code 540476. Internet access to the call is also available (in listen-only mode) at the following URL: https://events.q4inc.com/attendee/656800446. The webcast replay of the conference call will be available at www.PremierFinCorp.com for one year.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank. Premier Bank, headquartered in Youngstown, Ohio, operates 75 branches and 9 loan offices in Ohio, Michigan, Indiana and Pennsylvania and also serves clients through a team of wealth professionals dedicated to each community banking branch. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding projections, forecasts, goals and plans of Premier Financial Corp. and its management, future movements of interests, loan or deposit production levels, future credit quality ratios, future strength in the market area, and growth projections. These statements do not describe historical or current facts and may be identified by words such as “intend,” “intent,” “believe,” “expect,” “estimate,” “target,”

“plan,” “anticipate,” or similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “can,” or similar verbs. There can be no assurances that the forward-looking statements included in this presentation will prove to be accurate. In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved. Forward-looking statements involve numerous risks and uncertainties, any one or more of which could affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. These risks and uncertainties include, but not limited to: financial markets, our customers, and our business and results of operation; changes in interest rates; disruptions in the mortgage market; risks and uncertainties inherent in general and local banking, insurance and mortgage conditions; political uncertainty; uncertainty in U.S. fiscal or monetary policy; uncertainty concerning or disruptions relating to tensions surrounding the current socioeconomic landscape; competitive factors specific to markets in which Premier and its subsidiaries operate; increasing competition for financial products from other financial institutions and nonbank financial technology companies; future interest rate levels; legislative or regulatory rulemaking or actions; capital market conditions; security breaches or unauthorized disclosure of confidential customer or Company information; interruptions in the effective operation of information and transaction processing systems of Premier or Premier’s vendors and service providers; failures or delays in integrating or adopting new technology; the impact of the cessation of LIBOR interest rates and implementation of a replacement rate; and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2022 and any further amendments thereto. All forward-looking statements made in this presentation are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its December 31, 2023, consolidated financial statements as part of its Annual Report on Form 10-K to be filed with the SEC. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net interest income, core net income and core pre-tax pre-provision income to be a useful supplemental measure of our operating performance. We define core net interest income as net interest income on a tax-equivalent basis excluding income from PPP loans and purchase accounting marks accretion. We define core net income as net income excluding the after-tax impact of the insurance agency gain on sale and related transaction costs. We define core pre-tax pre-provision income as pre-tax pre-provision income excluding the pre-tax impact of the insurance agency gain on sale and related transaction costs. We believe that these metrics are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for income from PPP loans, purchase accounting marks accretion or the insurance agency sale. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our supplemental reporting measures.

Consolidated Balance Sheets (Unaudited)
Premier Financial Corp.

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2023	2023	2023	2023	2022

Assets
Cash and cash equivalents
Cash and amounts due from depositories	$81,973	$70,642	$71,096	$68,628	$88,257
Interest-bearing deposits	32,783	46,855	50,631	88,399	39,903
	114,756	117,497	121,727	157,027	128,160

Available-for-sale, carried at fair value	946,708	911,184	961,123	998,128	1,040,081
Equity securities, carried at fair value	5,773	5,860	6,458	6,387	7,832
Securities investments	952,481	917,044	967,581	1,004,515	1,047,913

Loans (1)	6,739,387	6,696,869	6,708,568	6,575,829	6,460,620
Allowance for credit losses - loans	(76,512)	(76,513)	(75,921)	(74,273)	(72,816)
Loans, net	6,662,875	6,620,356	6,632,647	6,501,556	6,387,804
Loans held for sale	145,641	135,218	128,079	119,604	115,251
Mortgage servicing rights	18,696	19,642	20,160	20,654	21,171
Accrued interest receivable	33,446	34,648	30,056	29,388	28,709
Federal Home Loan Bank stock	21,760	25,049	39,887	37,056	29,185
Bank Owned Life Insurance	181,544	172,906	171,856	170,841	170,713
Office properties and equipment	56,878	55,679	55,736	55,982	55,541
Real estate and other assets held for sale	243	387	561	393	619
Goodwill	295,602	295,602	295,602	317,988	317,988
Core deposit and other intangibles	12,186	13,220	14,298	17,804	19,074
Other assets	129,841	155,628	138,021	129,508	133,214
Total Assets	$8,625,949	$8,562,876	$8,616,211	$8,562,316	$8,455,342

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,591,979	$1,545,595	$1,573,837	$1,649,726	$1,869,509
Interest-bearing deposits	5,209,123	5,127,863	5,007,358	4,969,436	4,893,502
Brokered deposits	341,944	392,181	413,237	154,869	143,708
Total deposits	7,143,046	7,065,639	6,994,432	6,774,031	6,906,719
Advances from FHLB	280,000	339,000	455,000	658,000	428,000
Subordinated debentures	85,229	85,197	85,166	85,123	85,103
Advance payments by borrowers	23,277	22,781	26,045	26,300	34,188
Reserve for credit losses - unfunded commitments	4,307	4,690	5,708	6,577	6,816
Other liabilities	114,463	126,002	112,889	97,835	106,795
Total Liabilities	7,650,322	7,643,309	7,679,240	7,647,866	7,567,621
Stockholders’ Equity
Preferred stock	-	-	-	-	-
Common stock, net	306	306	306	306	306
Additional paid-in-capital	690,585	690,038	689,579	689,807	691,453
Accumulated other comprehensive income (loss)	(153,719)	(200,282)	(168,721)	(153,709)	(173,460)

Retained earnings	569,937	560,945	547,336	510,021	502,909
Treasury stock, at cost	(131,482)	(131,440)	(131,529)	(131,975)	(133,487)
Total Stockholders’ Equity	975,627	919,567	936,971	914,450	887,721
Total Liabilities and Stockholders’ Equity	$8,625,949	$8,562,876	$8,616,211	$8,562,316	$8,455,342

(1) Includes PPP loans of:	$469	$526	$577	$791	$1,143

Consolidated Statements of Income (Unaudited)
Premier Financial Corp.
	Three Months Ended					Year Ended
(in thousands, except per share amounts)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Interest Income:
Loans	$87,924	$86,612	$81,616	$76,057	$72,194	$332,208	$249,561
Investment securities	7,013	6,943	6,997	7,261	7,605	28,214	26,095
Interest-bearing deposits	740	652	641	444	444	2,478	831
FHLB stock dividends	621	690	905	394	482	2,610	1,225
Total interest income	96,298	94,897	90,159	84,156	80,725	365,510	277,712
Interest Expense:
Deposits	39,250	34,874	26,825	21,458	13,161	122,407	24,909
FHLB advances	3,328	4,597	8,217	5,336	3,941	21,479	6,550
Subordinated debentures	1,169	1,162	1,125	1,075	1,000	4,531	3,327
Notes Payable	-	-	-	-	4	-	5
Total interest expense	43,747	40,633	36,167	27,869	18,106	148,417	34,791
Net interest income	52,551	54,264	53,992	56,287	62,619	217,093	242,921
Provision (benefit) for credit losses - loans	2,143	245	1,410	3,944	3,020	7,742	12,503
Provision (benefit) for credit losses - unfunded commitments	(382)	(1,018)	(870)	(238)	(246)	(2,508)	1,784
Total provision (benefit) for credit losses	1,761	(773)	540	3,706	2,774	5,234	14,287
Net interest income after provision	50,790	55,037	53,452	52,581	59,845	211,859	228,634
Non-interest Income:
Service fees and other charges	6,761	6,947	7,190	6,428	6,632	27,325	25,853
Mortgage banking income	802	3,274	2,940	(274)	(299)	6,743	9,871
Gain (loss) on sale of non-mortgage loans	94	-	71	-	-	165	-
Gain (loss) on sale of available for sale securities	10	-	(7)	34	1	37	1
Gain (loss) on equity securities	665	256	71	(1,445)	1,209	(453)	(551)
Gain on sale of insurance agency	-	-	36,296	-	-	36,296	-
Insurance commissions	-	-	4,131	4,725	3,576	8,856	16,228
Wealth management income	1,791	1,509	1,537	1,485	1,582	6,322	5,828
Income from Bank Owned Life Insurance	1,532	1,050	1,015	1,417	984	5,014	3,946
Other non-interest income	134	217	102	92	543	544	984
Total Non-interest Income	11,789	13,253	53,346	12,462	14,228	90,849	62,160
Non-interest Expense:
Compensation and benefits	20,963	21,813	24,175	25,658	24,999	92,609	97,396
Occupancy	3,318	3,145	3,320	3,574	3,383	13,358	14,039
FDIC insurance premium	1,383	1,346	1,786	1,288	1,276	5,803	3,647
Financial institutions tax	761	989	961	852	795	3,563	4,110
Data processing	4,678	4,010	3,640	3,863	3,882	16,191	13,780
Amortization of intangibles	1,033	1,078	1,223	1,270	1,293	4,604	5,450
Transaction costs	-	-	3,652	-	-	3,652	-
Other non-interest expense	5,757	5,671	5,738	6,286	7,400	23,451	26,089
Total Non-interest Expense	37,893	38,052	44,495	42,791	43,028	163,231	164,511
Income before income taxes	24,686	30,238	62,303	22,252	31,045	139,477	126,283
Income tax expense	4,616	5,551	13,912	4,103	5,770	28,182	24,096

Net Income	$20,070	$24,687	$48,391	$18,149	$25,275	$111,295	$102,187

Earnings per common share:
Basic	$0.56	$0.69	$1.35	$0.51	$0.71	$3.11	$2.86
Diluted	$0.56	$0.69	$1.35	$0.51	$0.71	$3.11	$2.85

Average Shares Outstanding:
Basic	35,655	35,730	35,722	35,606	35,589	35,693	35,679
Diluted	35,772	35,794	35,800	35,719	35,790	35,781	35,809

Premier Financial Corp.
Selected Quarterly Information
	Three Months Ended					Year Ended
(dollars in thousands, except per share data)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Summary of Operations
Tax-equivalent interest income (1)	$96,340	$94,951	$90,226	$84,260	$80,889	$365,777	$278,526
Interest expense	43,747	40,633	36,167	27,869	18,106	148,417	34,791
Tax-equivalent net interest income (1)	52,593	54,318	54,059	56,391	62,783	217,360	243,735
Provision expense for credit losses	1,761	(773)	540	3,706	2,774	5,234	14,287
Non-interest income (ex securities gains/losses)	11,114	12,997	53,282	13,873	13,018	91,265	62,710
Core non-interest income (ex securities gains/losses) (2)	11,114	12,997	16,986	13,873	13,018	54,969	62,710
Non-interest expense	37,893	38,052	44,495	42,791	43,028	163,231	164,511
Core non-interest expense (2)	37,893	38,052	40,843	42,791	43,028	159,579	164,511
Income tax expense	4,616	5,551	13,912	4,103	5,770	28,182	24,096
Net income	20,070	24,687	48,391	18,149	25,275	111,295	102,187
Core net income (2)	20,070	24,687	24,230	18,149	25,275	87,134	102,187
Tax equivalent adjustment (1)	42	54	67	104	164	267	814
At Period End
Total assets	$8,625,949	$8,562,876	$8,616,211	$8,562,316	$8,455,342
Goodwill and intangibles	307,788	308,822	309,900	335,792	337,062
Tangible assets (3)	8,318,161	8,254,054	8,306,311	8,226,524	8,118,280
Earning assets	7,815,540	7,744,522	7,818,825	7,751,130	7,620,056
Loans	6,739,387	6,696,869	6,708,568	6,575,829	6,460,620
Allowance for loan losses	76,512	76,513	75,921	74,273	72,816
Deposits	7,143,046	7,065,639	6,994,432	6,774,031	6,906,719
Stockholders’ equity	975,627	919,567	936,971	914,450	887,721
Stockholders’ equity / assets	11.31%	10.74%	10.87%	10.68%	10.50%
Tangible equity (3)	667,839	610,745	627,071	578,658	550,659
Tangible equity / tangible assets	8.03%	7.40%	7.55%	7.03%	6.78%
Average Balances
Total assets	$8,536,193	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,537,730	$7,932,398
Earning assets	7,936,648	7,969,363	7,951,520	7,783,850	7,653,648	7,912,651	7,237,621
Loans	6,754,782	6,763,232	6,714,240	6,535,080	6,359,564	6,692,631	5,885,969
Deposits and interest-bearing liabilities	7,447,324	7,486,595	7,538,674	7,385,946	7,278,531	7,464,863	6,882,309
Deposits	7,098,265	7,045,827	6,799,605	6,833,521	6,773,382	6,945,308	6,533,539
Stockholders’ equity	930,835	939,456	921,441	901,587	875,287	923,454	927,534
Goodwill and intangibles	308,243	309,330	334,862	336,418	337,207	322,101	339,255

Tangible equity (3)	622,592	630,126	586,579	565,169	538,080	601,353	588,279
Per Common Share Data
Earnings per share ("EPS") - Basic	$0.56	$0.69	$1.35	$0.51	$0.71	$3.11	$2.86
EPS - Diluted	0.56	0.69	1.35	0.51	0.71	3.11	2.85
EPS - Core diluted (2)	0.56	0.69	0.68	0.51	0.71	2.44	2.85
Dividends Paid	0.31	0.31	0.31	0.31	0.30	1.24	1.20
Market Value:
High	$24.87	$22.89	$21.01	$27.80	$30.51	$27.99	$32.52
Low	15.79	15.70	13.60	20.39	26.11	13.60	24.67
Close	24.10	17.06	16.02	20.73	26.97	24.10	26.97
Common Book Value	27.31	25.74	26.23	25.61	24.94
Tangible Common Book Value (3)	18.69	17.09	17.55	16.21	15.47
Shares outstanding, end of period (000s)	35,730	35,731	35,727	35,701	35,591
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	2.65%	2.73%	2.72%	2.90%	3.28%	2.75%	3.37%
Return on average assets	0.93%	1.14%	2.26%	0.86%	1.21%	1.30%	1.29%
Core return on average assets (2)	0.93%	1.14%	1.13%	0.86%	1.22%	1.02%	1.29%
Return on average equity	8.55%	10.43%	21.06%	8.07%	11.46%	12.05%	11.02%
Core return on average equity (2)	8.55%	10.43%	10.55%	8.07%	11.58%	9.44%	11.02%
Return on average tangible equity	12.79%	15.54%	33.09%	12.88%	18.64%	18.51%	17.37%
Core return on average tangible equity (2)	12.79%	15.54%	16.57%	10.51%	14.64%	14.49%	17.37%
Efficiency ratio (4)	59.48%	56.53%	41.45%	60.90%	56.76%	52.89%	53.68%
Core efficiency ratio (2)	59.48%	56.53%	57.49%	60.90%	56.76%	58.60%	53.68%
Non-interest expenses / average assets	1.76%	1.76%	2.08%	2.06%	2.06%	1.91%	2.07%
Core non-interest expenses / average assets	1.76%	1.76%	1.91%	2.06%	2.06%	1.87%	2.07%
Effective tax rate	18.70%	18.36%	22.33%	18.44%	18.59%	20.21%	19.08%
Common dividend payout ratio	55.36%	44.93%	22.96%	60.78%	42.25%	39.87%	42.11%
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2) Core items exclude the impact of insurance agency disposition related items. See non-GAAP reconciliations.

(3) Tangible assets = total assets less the sum of goodwill and core deposit and other intangibles. Tangible equity = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock. Tangible common book value = tangible equity divided by shares outstanding at the end of the period.

(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Premier Financial Corp.
Yield Analysis
(dollars in thousands)	Three Months Ended						Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22		12/31/23	12/31/22
Average Balances
Interest-earning assets:
Loans receivable (1)	$6,754,782	$6,763,232	$6,714,240	$6,535,080	$6,359,564		$6,692,631	$5,885,969
Securities	1,121,231	1,137,730	1,155,451	1,190,359	1,236,511		1,150,966	1,258,901
Interest Bearing Deposits	36,761	38,210	36,730	35,056	29,884		36,698	70,917
FHLB stock	23,874	30,191	45,099	30,353	28,386		32,356	21,834
Total interest-earning assets	7,936,648	7,969,363	7,951,520	7,790,848	7,654,345	-	7,912,651	7,237,621
Non-interest-earning assets	599,545	612,856	646,266	642,252	650,117	-	625,079	694,777
Total assets	$8,536,193	$8,582,219	$8,597,786	$8,433,100	$8,304,462		$8,537,730	$7,932,398
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$5,541,498	$5,490,945	$5,195,727	$5,078,510	$4,901,412		$5,328,389	$4,741,827
FHLB advances and other	263,848	355,576	653,923	467,311	419,761		434,389	263,551
Subordinated debentures	85,211	85,179	85,146	85,114	85,084		85,163	85,036
Notes payable	-	13	-	-	304		3	183
Total interest-bearing liabilities	5,890,557	5,931,713	5,934,796	5,630,935	5,406,561		5,847,944	5,090,597
Non-interest bearing deposits	1,556,767	1,554,882	1,603,878	1,755,011	1,871,970		1,616,919	1,791,712
Total including non-interest-bearing deposits	7,447,324	7,486,595	7,538,674	7,385,946	7,278,531		7,464,863	6,882,309
Other non-interest-bearing liabilities	158,034	156,168	137,671	145,567	150,644		149,413	122,555
Total liabilities	7,605,358	7,642,763	7,676,345	7,531,513	7,429,175		7,614,276	7,004,864
Stockholders' equity	930,835	939,456	921,441	901,587	875,287		923,454	927,534
Total liabilities and stockholders' equity	$8,536,193	$8,582,219	$8,597,786	$8,433,100	$8,304,462		$8,537,730	$7,932,398
IEAs/IBLs	135%	134%	134%	138%	142%		135%	142%

Interest Income/Expense
Interest-earning assets:
Loans receivable (2)	$87,929	$86,618	$81,622	$76,063	$72,201		$332,231	$249,586
Securities (2)	7,050	6,991	7,058	7,359	7,762		28,458	26,884
Interest Bearing Deposits	740	652	641	444	444		2,478	831
FHLB stock	621	690	905	394	482		2,610	1,225
Total interest-earning assets	96,340	94,951	90,226	84,260	80,889		365,777	278,526

Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$39,250	$34,874	$26,825	$21,458	$13,161	$122,407	$24,909
FHLB advances and other	3,328	4,597	8,217	5,336	3,941	21,479	6,550
Subordinated debentures	1,169	1,162	1,125	1,075	1,001	4,531	3,327
Notes payable	-	-	-	-	3	-	5
Total interest-bearing liabilities	43,747	40,633	36,167	27,869	18,106	148,417	34,791
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	43,747	40,633	36,167	27,869	18,106	148,417	34,791
Net interest income	$52,593	$54,318	$54,059	$56,391	$62,783	$217,360	$243,735
Less: PPP income	(5)	(4)	(5)	(6)	(6)	(20)	(3,833)
Less: Acquisition marks accretion	(252)	(322)	(380)	(387)	(554)	(1,340)	(2,606)
Core net interest income	$52,336	$53,992	$53,674	$55,998	$62,223	$216,000	$237,296

Annualized Average Rates
Interest-earning assets:
Loans receivable	5.21%	5.12%	4.86%	4.66%	4.54%	4.96%	4.24%
Securities (3)	2.52%	2.46%	2.44%	2.47%	2.51%	2.47%	2.14%
Interest Bearing Deposits	8.05%	6.83%	6.98%	5.07%	5.94%	6.75%	1.17%
FHLB stock	10.40%	9.14%	8.03%	5.19%	6.79%	8.07%	5.61%
Total interest-earning assets	4.86%	4.77%	4.54%	4.33%	4.23%	4.62%	3.85%
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	2.83%	2.54%	2.07%	1.69%	1.07%	2.30%	0.53%
FHLB advances and other	5.05%	5.17%	5.03%	4.57%	3.76%	4.94%	2.49%
Subordinated debentures	5.49%	5.46%	5.29%	5.05%	4.71%	5.32%	3.91%
Notes payable	-	-	-	-	3.95%	0.00%	2.73%
Total interest-bearing liabilities	2.97%	2.74%	2.44%	1.98%	1.34%	2.54%	0.68%
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	2.35%	2.17%	1.92%	1.51%	1.00%	1.99%	0.51%
Net interest spread	1.89%	2.03%	2.10%	2.35%	2.89%	2.08%	3.17%
Net interest margin (4)	2.65%	2.73%	2.72%	2.90%	3.28%	2.75%	3.37%
Core net interest margin (4)	2.64%	2.71%	2.70%	2.88%	3.25%	2.73%	3.28%

(1) Includes average PPP loans of:	$495	$553	$673	$965	$1,160	$670	$12,102

(2) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(3) Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.

(4) Net interest margin is tax equivalent net interest income divided by average interest-earning assets. Core net interest margin represents net interest margin excluding PPP and acquisition marks accretion.

Premier Financial Corp.
Deposits and Liquidity
(dollars in thousands)
	As of and for the Three Months Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Ending Balances
Non-interest-bearing demand deposits	$1,591,979	$1,545,595	$1,573,837	$1,649,726	$1,869,509
Savings deposits	677,679	709,938	748,392	775,186	797,376
Interest-bearing demand deposits	565,757	580,069	594,325	646,329	653,960
Money market account deposits	1,374,526	1,279,551	1,282,721	1,342,451	1,493,729
Time deposits	998,002	925,353	904,717	856,720	768,678
Public funds, ICS and CDARS deposits	1,593,159	1,632,952	1,477,203	1,348,750	1,179,759
Brokered deposits	341,944	392,181	413,237	154,869	143,708
Total deposits	$7,143,046	$7,065,639	$6,994,432	$6,774,031	$6,906,719

Average Balances
Non-interest-bearing demand deposits	$1,556,767	$1,554,882	$1,603,878	$1,755,011	$1,871,970
Savings deposits	691,295	728,545	762,074	782,215	806,653
Interest-bearing demand deposits	557,210	575,744	603,572	637,423	651,685
Money market account deposits	1,331,623	1,278,381	1,311,177	1,430,905	1,418,549
Time deposits	959,420	912,579	872,991	825,652	685,453
Public funds, ICS and CDARS deposits	1,614,339	1,573,213	1,399,749	1,232,230	1,235,772
Brokered deposits	387,611	422,483	246,164	170,085	103,300
Total deposits	$7,098,265	$7,045,827	$6,799,605	$6,833,521	$6,773,382

Average Rates
Non-interest-bearing demand deposits	0.00%	0.00%	0.00%	0.00%	0.00%
Savings deposits	0.03%	0.03%	0.02%	0.02%	0.02%
Interest-bearing demand deposits	0.13%	0.11%	0.10%	0.07%	0.07%
Money market account deposits	2.65%	2.02%	1.73%	1.54%	0.81%
Time deposits	3.15%	2.68%	2.27%	1.83%	1.05%
Public funds, ICS and CDARS deposits	4.30%	4.18%	3.71%	3.32%	2.41%
Brokered deposits	5.46%	5.36%	4.92%	4.19%	3.32%
Total deposits	2.21%	1.98%	1.58%	1.26%	0.78%

Other Deposits Data
Loans/Deposits Ratio	94.3%	94.8%	95.9%	97.1%	93.5%
Uninsured deposits %	33.1%	32.8%	31.5%	32.3%	35.3%
Adjusted uninsured deposits % (1)	18.9%	17.7%	17.3%	19.6%	22.2%
Top 20 depositors %	13.9%	14.1%	12.4%	12.1%	5.4%
Public funds %	17.9%	18.8%	17.5%	16.5%	14.8%
Average account size (excluding brokered)	$26.9	$27.1	$26.7	$27.0	$27.8

Securities Data
Held-to-maturity (HTM) at fair value	$-	$-	$-	$-	$-
Available-for-sale (AFS) at fair value (2)	946,708	911,184	961,123	998,128	1,040,081
Equity investment at fair value (3)	5,773	5,860	6,458	6,387	7,832
Total securities at fair value	$952,481	$917,044	$967,581	$1,004,515	$1,047,913
Cash+Securities/Assets	12.4%	12.1%	12.6%	13.6%	13.9%

Projected AFS cash flow in next 12 months	$69,067	$66,495	$64,687	$73,184	$73,319
AFS average life (years)	6.2	6.5	6.5	6.4	6.5

Liquidity Sources
Cash and cash equivalents	$114,756	$117,497	$121,727	$157,027	$128,160
Unpledged securities at fair value	314,385	280,916	298,471	211,468	288,134
FHLB borrowing capacity	1,336,707	1,311,091	1,542,459	1,358,650	1,528,978
Brokered deposits	513,767	316,697	288,719	524,889	549,370
Bank and parent lines of credit	70,000	70,000	70,000	70,000	70,000
Federal Reserve - Discount Window and BTFP (4)	620,518	471,395	491,141	129,918	44,471
Total	$2,970,133	$2,567,596	$2,812,517	$2,451,952	$2,609,113
Total liquidity to adjusted uninsured deposits ratio	218.3%	204.0%	230.5%	183.2%	168.9%

(1) Adjusted for collateralized deposits, other insured deposits and intra-company accounts.
(2) Mark-to-market included in accumulated other comprehensive income.
(3) Mark-to-market included in net income each quarter.
(4) Includes borrowing capacity related to unpledged securities at par value in excess of fair value under Bank Term Funding Program.

Premier Financial Corp.
Loans and Capital
(dollars in thousands)
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Loan Portfolio Composition
Residential real estate	$1,810,265	$1,797,676	$1,711,632	$1,624,331	$1,535,574
Residential real estate construction	28,794	51,637	111,708	141,209	176,737
Total residential loans	1,839,059	1,849,313	1,823,340	1,765,540	1,712,311

Commercial real estate	2,839,905	2,820,410	2,848,410	2,813,441	2,762,311
Commercial construction	528,563	502,502	472,328	440,510	428,743
Commercial excluding PPP	1,056,334	1,038,939	1,068,795	1,060,351	1,054,037
Core commercial loans (1)	4,424,802	4,361,851	4,389,533	4,314,302	4,245,091

Consumer direct/indirect	193,830	203,800	210,390	212,299	213,405
Home equity and improvement lines	267,960	269,053	272,792	271,676	277,613
Total consumer loans	461,790	472,853	483,182	483,975	491,018

Deferred loan origination fees	13,267	12,326	11,936	11,221	11,057
Core loans (1)	6,738,918	6,696,343	6,707,991	6,575,038	6,459,477
PPP loans	469	526	577	791	1,143
Total loans	$6,739,387	$6,696,869	$6,708,568	$6,575,829	$6,460,620

Loans held for sale	$145,641	$135,218	$128,079	$119,631	$115,251
Core residential loans (1)	1,984,700	1,984,531	1,951,419	1,885,171	1,827,562
Total loans including loans held for sale but excluding PPP	6,884,559	6,831,561	6,836,070	6,694,669	6,574,728

Undisbursed construction loan funds - residential	$72,748	$82,689	$102,198	$157,934	$209,306
Undisbursed construction loan funds - commercial	208,718	284,610	353,455	446,294	463,469
Undisbursed construction loan funds - total	281,466	367,299	455,653	604,228	672,775
Total construction loans including undisbursed funds	$838,823	$921,438	$1,039,689	$1,185,947	$1,278,255
Gross loans (2)	$7,007,586	$7,051,842	$7,152,285	$7,168,836	$7,122,338

Fixed rate loans %	49.3%	49.8%	49.8%	49.5%	48.8%
Floating rate loans %	15.6%	15.8%	15.9%	13.4%	14.3%
Adjustable rate loans repricing within 1 year %	3.4%	2.9%	1.5%	2.0%	2.6%
Adjustable rate loans repricing over 1 year %	31.7%	31.5%	32.8%	35.1%	34.3%

Commercial Real Estate Loans Composition
Non owner occupied excluding office	$1,027,801	$1,023,585	$1,012,400	$947,442	$934,760
Non owner occupied office	205,302	207,869	225,046	220,668	222,300
Owner occupied excluding office	653,849	597,303	603,650	609,203	578,514
Owner occupied office	113,679	106,761	107,240	109,014	108,087
Multifamily	642,651	627,602	633,909	661,996	660,823
Agriculture land	121,544	119,710	123,104	122,384	125,384
Other commercial real estate	75,079	137,580	143,061	142,734	132,443
Total commercial real estate loans	$2,839,905	$2,820,410	$2,848,410	$2,813,441	$2,762,311

Capital Balances
Total equity	$975,627	$919,567	$936,971	$914,450	$887,721
Less: Regulatory goodwill and intangibles	302,706	303,740	304,818	330,711	331,981
Less: Accumulated other comprehensive income/(loss) ("AOCI")	(153,719)	(200,282)	(168,721)	(153,709)	(173,460)
Common equity tier 1 capital ("CET1")	826,640	816,109	800,874	737,448	729,200
Add: Tier 1 subordinated debt	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	861,640	851,109	835,874	772,448	764,200
Add: Regulatory allowances	80,231	80,791	80,812	80,003	78,780
Add: Tier 2 subordinated debt	50,000	50,000	50,000	50,000	50,000
Total risk-based capital	$991,871	$981,900	$966,686	$902,451	$892,980

Total risk-weighted assets	$7,062,671	$7,329,471	$7,381,940	$7,370,704	$7,355,979

Capital Ratios
CET1 Ratio	11.70%	11.13%	10.85%	10.01%	9.91%
CET1 Ratio including AOCI	9.53%	8.40%	8.56%	7.92%	7.55%
Tier 1 Capital Ratio	12.20%	11.61%	11.32%	10.48%	10.39%
Tier 1 Capital Ratio including AOCI	10.02%	8.88%	9.04%	8.39%	8.03%
Total Capital Ratio	14.04%	13.39%	13.10%	12.24%	12.14%
Total Capital Ratio including AOCI	11.87%	10.66%	10.81%	10.16%	9.78%

 (1) Core loans represents total loans excluding undisbursed loan funds, deferred loan origination fees and PPP loans. Core commercial loans represents total commercial real estate, commercial and commercial construction excluding commercial undisbursed loan funds, deferred loan origination fees and PPP loans. Core residential loans represents total loans held for sale, one to four family residential real estate and residential construction excluding residential undisbursed loan funds and deferred loan origination fees.

(2) Gross loans represent total loans including undisbursed construction funds but excluding deferred loan origination fees.

Premier Financial Corp.
Loan Delinquency Information
(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

December 31, 2023
One to four family residential real estate	$1,810,265	$1,785,935	$9,429	0.52%	$14,901	0.82%
Construction	838,823	838,715	108	0.01%	-	0.00%
Commercial real estate	2,839,905	2,833,233	475	0.02%	6,197	0.22%
Commercial	1,056,803	1,045,185	2,623	0.25%	8,995	0.85%
Home equity and improvement	267,960	263,134	2,887	1.08%	1,939	0.72%
Consumer finance	193,830	185,041	5,330	2.75%	3,459	1.78%
Gross loans	$7,007,586	$6,951,243	$20,852	0.30%	$35,491	0.51%

September 30, 2023
One to four family residential real estate	$1,797,676	$1,778,106	$7,857	0.44%	$11,713	0.65%
Construction	921,438	921,438	-	0.00%	-	0.00%
Commercial real estate	2,820,410	2,809,421	24	0.00%	10,965	0.39%
Commercial	1,039,465	1,025,632	1,670	0.16%	12,163	1.17%
Home equity and improvement	269,053	263,806	3,471	1.29%	1,776	0.66%
Consumer finance	203,800	196,754	4,200	2.06%	2,846	1.40%
Gross loans	$7,051,842	$6,995,157	$17,222	0.24%	$39,463	0.56%

December 31, 2022
One to four family residential real estate	$1,535,574	$1,520,074	$6,792	0.44%	$8,708	0.57%
Construction	1,278,255	1,277,818	437	0.03%	-	0.00%
Commercial real estate	2,762,311	2,747,539	1,205	0.04%	13,567	0.49%
Commercial	1,055,180	1,047,829	497	0.05%	6,854	0.65%
Home equity and improvement	277,613	270,138	5,216	1.88%	2,259	0.81%
Consumer finance	213,405	206,779	4,192	1.96%	2,434	1.14%
Gross loans	$7,122,338	$7,070,177	$18,339	0.26%	$33,822	0.47%

Loan Risk Ratings Information
(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total

December 31, 2023
One to four family residential real estate	$1,800,383	$1,785,839	$594	0.03%	$13,950	0.77%
Construction	838,823	831,333	7,490	0.89%	-	0.00%
Commercial real estate	2,837,865	2,760,804	50,784	1.79%	26,277	0.93%
Commercial	1,054,834	975,264	57,634	5.46%	21,936	2.08%
Home equity and improvement	266,082	264,664	-	0.00%	1,418	0.53%
Consumer finance	193,626	190,393	-	0.00%	3,233	1.67%
PCD loans	15,973	12,899	197	1.23%	2,877	18.01%

Gross loans	$7,007,586	$6,821,196	$116,699	1.67%	$69,691	0.99%

September 30, 2023
One to four family residential real estate	$1,786,659	$1,775,530	$422	0.02%	$10,707	0.60%
Construction	921,438	913,605	7,833	0.85%	-	0.00%
Commercial real estate	2,819,121	2,738,398	54,523	1.93%	26,200	0.93%
Commercial	1,034,943	982,927	31,930	3.09%	20,086	1.94%
Home equity and improvement	267,106	265,975	-	0.00%	1,131	0.42%
Consumer finance	203,584	200,965	-	0.00%	2,619	1.29%
PCD loans	18,991	13,374	2,814	14.82%	2,803	14.76%
Gross loans	$7,051,842	$6,890,774	$97,522	1.38%	$63,546	0.90%

December 31, 2022
One to four family residential real estate	$1,524,029	$1,514,719	$935	0.06%	$8,375	0.55%
Construction	1,278,255	1,278,255	-	0.00%	-	0.00%
Commercial real estate	2,760,766	2,694,443	46,029	1.67%	20,294	0.74%
Commercial	1,050,122	1,016,973	26,319	2.51%	6,830	0.65%
Home equity and improvement	275,204	273,613	-	0.00%	1,591	0.58%
Consumer finance	213,131	210,760	-	0.00%	2,371	1.11%
PCD loans	20,831	13,904	2,590	12.43%	4,337	20.82%
Gross loans	$7,122,338	$7,002,667	$75,873	1.07%	$43,798	0.61%

Premier Financial Corp.
Mortgage and Credit Information
(dollars in thousands)
	As of and for the Three Months Ended					Year Ended
Mortgage Banking Summary	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Revenue from sales and servicing of mortgage loans:
Mortgage banking gains, net	$439	$2,584	$2,242	$(837)	$(1,285)	$4,429	$5,787
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,844	1,850	1,845	1,888	1,862	7,427	7,464
Amortization of mortgage servicing rights	(1,257)	(1,291)	(1,277)	(1,219)	(1,271)	(5,044)	(5,399)
Mortgage servicing rights valuation adjustments	(224)	131	130	(106)	396	(69)	2,019
	363	690	698	563	987	2,314	4,084
Total revenue from sale/servicing of mortgage loans	$802	$3,274	$2,940	$(274)	$(298)	$6,743	$9,871

Mortgage servicing rights:
Balance at beginning of period	$20,174	$20,823	$21,447	$21,858	$21,915	$21,858	$22,244
Loans sold, servicing retained	535	642	653	808	1,214	2,638	5,013
Amortization	(1,257)	(1,291)	(1,277)	(1,219)	(1,271)	(5,044)	(5,399)
Balance at end of period	19,452	20,174	20,823	21,447	21,858	19,452	21,858
Valuation allowance:
Balance at beginning of period	(532)	(663)	(793)	(687)	(1,083)	(687)	(2,706)
Impairment recovery (charges)	(224)	131	130	(106)	396	(69)	2,019
Balance at end of period	(756)	(532)	(663)	(793)	(687)	(756)	(687)
Net carrying value at end of period	$18,696	$19,642	$20,160	$20,654	$21,171	$18,696	$21,171

Allowance for credit losses - loans
Beginning allowance	$76,513	$75,921	$74,273	$72,816	$70,626	$72,816	$66,468
Provision (benefit) for credit losses - loans	2,143	245	1,410	3,944	3,020	7,742	12,503
Net recoveries (charge-offs)	(2,144)	347	238	(2,487)	(830)	(4,046)	(6,155)
Ending allowance	$76,512	$76,513	$75,921	$74,273	$72,816	$76,512	$72,816

Total loans	$6,739,387	$6,696,869	$6,708,568	$6,575,829	$6,460,620
Less: PPP loans	(469)	(526)	(577)	(791)	(1,143)
Total loans ex PPP	$6,738,918	$6,696,343	$6,707,991	$6,575,038	$6,459,477

Allowance for credit losses (ACL)	$76,512	$76,513	$75,921	$74,273	$72,816
Add: Unaccreted purchase accounting marks	1,160	1,526	1,901	2,301	2,706
Adjusted ACL	$77,672	$78,039	$77,822	$76,574	$75,522

ACL/Loans	1.14%	1.14%	1.13%	1.13%	1.13%
Adjusted ACL/Loans ex PPP	1.15%	1.17%	1.16%	1.16%	1.17%

Credit Quality
Total non-performing loans (1)	$35,491	$39,463	$36,991	$34,377	$33,822
Real estate owned (REO)	243	387	561	393	619
Total non-performing assets (2)	$35,734	$39,850	$37,552	$34,770	$34,441
Net charge-offs (recoveries)	2,144	(347)	(238)	2,487	830

Allowance for credit losses / non-performing assets	214.12%	192.00%	202.18%	213.61%	211.42%
Allowance for credit losses / non-performing loans	215.58%	193.89%	205.24%	216.05%	215.29%
Non-performing assets / loans plus REO	0.53%	0.60%	0.56%	0.53%	0.53%
Non-performing assets / total assets	0.41%	0.47%	0.44%	0.41%	0.41%
Net charge-offs (recoveries) / average loans	0.13%	-0.02%	-0.01%	0.15%	0.05%
Net charge-offs (recoveries) / average loans LTM	0.06%	0.04%	0.14%	0.14%	0.10%

(1) Non-performing loans consist of non-accrual loans.
(2) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Premier Financial Corp.
Non-GAAP Reconciliations
	Three Months Ended					Year Ended
(In thousands, except per share and ratio data)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Total non-interest expenses	$37,893	$38,052	$44,495	$42,791	$43,028	$163,231	$164,511
Less: Transaction costs (pre-tax)	-	-	3,652	-	-	3,652	-
Core non-interest expenses	$37,893	$38,052	$40,843	$42,791	$43,028	$159,579	$164,511
Average total assets	$8,536,193	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,537,730	$7,932,398
Core non-interest expenses / average assets	1.76%	1.76%	1.91%	2.06%	2.06%	1.87%	2.07%

Non-interest income	$11,789	$13,253	$53,346	$12,462	$14,228	$90,849	$62,160
Less: Gain on sale of insurance agency (pre-tax)	-	-	36,296	-	-	36,296	-
Core non-interest income	$11,789	$13,253	$17,050	$12,462	$14,228	$54,553	$62,160
Less: Securities gains (losses)	675	256	64	(1,411)	1,210	(416)	(550)
Core non-interest income (ex securities gains/losses)	$11,114	$12,997	$16,986	$13,873	$13,018	$54,969	$62,710

Tax-equivalent net interest income	$52,593	$54,318	$54,059	$56,391	$62,783	$217,360	$243,735
Core non-interest income (ex securities gains/losses)	11,114	12,997	16,986	13,873	13,018	54,969	62,710
Total core revenues	63,707	67,315	71,045	70,264	75,801	272,329	306,445
Core non-interest expenses	$37,893	$38,052	$40,843	$42,791	$43,028	$159,579	$164,511
Core efficiency ratio	59.48%	56.53%	57.49%	60.90%	56.76%	58.60%	53.68%

Income (loss) before income taxes	$24,686	$30,238	$62,303	$22,252	$31,045	$139,477	$126,283
Add: Provision (benefit) for credit losses	1,761	(773)	540	3,706	2,774	5,234	14,287
Pre-tax pre-provision income	26,447	29,465	62,843	25,958	33,819	144,711	140,570
Add: Transaction costs (pre-tax)	-	-	3,652	-	-	3,652	-
Less: Gain on sale of insurance agency (pre-tax)	-	-	36,296	-	-	36,296	-

Core pre-tax pre-provision income	$26,447	$29,465	$30,199	$25,958	$33,819	$112,067	$140,570
Average total assets	$8,536,193	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,537,730	$7,932,398
Core pre-tax pre-provision return on average assets	1.23%	1.36%	1.41%	1.25%	1.62%	1.31%	1.77%

Net income (loss)	$20,070	$24,687	$48,391	$18,149	$25,275	$111,295	$102,187
Less: Gain on sale of insurance agency (pre-tax)	-	-	36,296	-	-	36,296	-
Add: Transaction costs (pre-tax)	-	-	3,652	-	-	3,652	-
Add: Tax impact of sale transaction	-	-	8,483	-	-	8,483	-
Core net income	$20,070	$24,687	$24,230	$18,149	$25,275	$87,134	$102,187

Diluted shares - Reported	35,772	35,794	35,800	35,719	35,790	35,781	35,809
Core diluted EPS	$0.56	$0.69	$0.68	$0.51	$0.71	$2.44	$2.85

Average total assets	$8,536,193	$8,582,219	$8,597,786	$8,433,100	$8,304,462	$8,537,730	$7,932,398
Core return on average assets	0.93%	1.14%	1.13%	0.87%	1.21%	1.02%	1.29%

Average total equity	$930,835	$939,456	$921,441	$901,587	$875,287	$923,454	$927,534
Core return on average equity	8.55%	10.43%	10.55%	8.16%	11.46%	9.44%	11.02%

Average total tangible equity	$622,592	$630,126	$586,579	$565,169	$538,080	$601,353	$588,279
Core return on average tangible equity	12.79%	15.54%	16.57%	13.02%	18.64%	14.49%	17.37%